                                                                      EXHIBIT 99



[WEBSENSE INC. LOGO]

IR CONTACT: Kate Patterson              MEDIA CONTACT: Katy Tanghe
            Websense Inc.                              Websense Inc.
            (858) 320-8072                             (858) 320-9263
            kpatterson@websense.com                    ktanghe@websense.com

N E W S   R E L E A S E

WEBSENSE CONFIRMS FINANCIAL RESULTS FOR FIRST QUARTER 2003

Revenue Rises 42 Percent From First Quarter 2002 to $18.5 Million

     SAN DIEGO, April 22, 2003 - Websense Inc. (NASDAQ: WBSN), the world's leading provider of employee Internet management (EIM) software, today announced final results for the first quarter ended March 31, 2003.

     Revenue for the first quarter was a record $18.5 million, an increase of 42 percent from the $13.0 million reported in the first quarter a year ago. First quarter net income was $3.9 million, or 17 cents per diluted share, compared to net income in the first quarter of 2002 of $2.7 million, or 11 cents per diluted share. First quarter 2003 results reflected an effective tax rate of 40 percent, compared to an effective tax rate of approximately 3 percent in the first quarter of 2002.

     "Our results this quarter reflect the strength and predictability of our subscription-based business model," said John Carrington, chairman and CEO of Websense. "Although our billings were adversely impacted by worldwide economic and geo-political factors, we posted record revenue, strong earnings and significant positive cash flow for the quarter."

     "Even more importantly, we continued to improve our competitive position with the launch of Websense Enterprise v5, Client Application Manager, Bandwidth Optimizer, and Websense Enterprise SMB (small and medium businesses), as well as the upcoming introduction of Websense Explorer. These new products leverage our core technologies to deliver solutions that address the emerging security and productivity problems posed by new Internet and desktop-based applications," Carrington added. "Instant messaging, peer-to-peer networks, spyware and hacking tools create additional management challenges for IT administrators. Our research indicates that IT administrators want to extend their control from the server to the desktop and onto the network, and Websense is the only EIM vendor delivering this capability in a cost-effective subscription-based solution. As customers become educated about the benefits of these new solutions, we believe they will serve as a catalyst for additional growth."

     Websense sells subscriptions to its products primarily on a one-, two- or three-year basis, billing the entire amount to the customer up-front. The company then recognizes pro-rata portions of the total billings as subscription revenue on a monthly straight-line basis over the life of the subscriptions. Total billings in the first quarter were $18.7 million, compared with $15.8 million in the first quarter of 2002.


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     Deferred revenue - which represents amounts billed to customers but not yet recognized as subscription revenue - was $64.9 million at the end of the first quarter, and increased by approximately $184,000 from the fourth quarter of 2002. The increase in deferred revenue reflects the amount that total billings during the quarter exceeded total subscription revenue recognized in the quarter. Deferred revenue has increased every quarter since the company's initial public offering in March 2000.

     Operating margin was a record 31 percent for the quarter, reflecting both revenue growth and tight financial controls in the uncertain economic environment. Operating expenses were 62 percent of revenue, compared with 77 percent in the first quarter of 2002. While the company's investment in research and development remained above 17 percent of revenue in both quarters, the sales and marketing and general and administrative expense categories declined significantly as a percentage of revenue in the first quarter of 2003.

     Strong positive operating cash flow resulted in an increase in cash and investments by $10.8 million during the quarter, further strengthening a balance sheet that now has more than $151 million in total cash and investments and no debt.

     As previously announced, the company's board of directors has authorized the repurchase of up to 2 million shares of the company's common stock. The share repurchases will be made from time to time on the open market at prevailing market prices, or in privately negotiated transactions, and no specific timeframe for purchase has been mandated.

BUSINESS HIGHLIGHTS

     Business highlights since the end of 2002 included:

     - The company delivered on its product roadmap with the launch of Websense Enterprise v5, Client Application Manager and Bandwidth Optimizer. More than 5,000 customers downloaded the new Websense Enterprise v5 platform in the first two weeks of availability.

     - Websense increased the number of customers to approximately 18,500 worldwide. The number of customer seats remained relatively unchanged at approximately 13.8 million.

     - The company added important domestic and international customers to its roster of clients, including the United States Army 5th Signal Command, the U.S. Department of Justice, T-Mobile, Telecom Italia, Chicago Transit Authority, Levi Strauss & Co, and Vodaphone Netherlands.

     - Renewals remained strong, and significant renewing or upgrading customers included British Petroleum, Kimberly Clark Corporation, Petrobras, Banco de Venezuela, Aurora Healthcare, Burlington Northern Santa Fe Railroad, and the Los Angeles Unified School District.


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     -    The Websense Master Database grew to 4.3 million sites consisting of more than one billion Web pages in 49 languages. The database is refreshed daily and, to date, more than 1,000,000 dead links have been removed.

     - Websense continued to expand the number of platform integrations available to customers with a new agreement to install the Websense Master Database directly on Blue Coat Systems' security appliance. Websense now has 28 platform integrations.

     - The company announced that it is leveraging the new high-performance network agent technology in Websense Enterprise v5 to create Websense Enterprise SMB, a platform-independent version of Websense Enterprise targeted at small and medium-sized businesses. Gartner Inc., a technology industry research firm, defines this market as "under 1,000 employees," which is the business segment targeted by many of the 1,100 value-added resellers that sell Websense.

SECOND QUARTER OUTLOOK

     Although unsettled political and economic conditions in many parts of the world continue to cloud the global business outlook, Websense provides guidance on its anticipated financial performance in the coming quarter. Given the many uncertainties in the outlook for the global economy, at this time the company is not providing guidance for the calendar year, and investors should not assume that prior 2003 guidance remains valid. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change.

     The company expects year-over-year revenue growth in the second quarter of 2003 to be in the range of 31 to 33 percent. Earnings per share are expected to be in the range of 16 to 17 cents and will reflect a 40 percent effective tax rate.

CONFERENCE CALL

     Websense is hosting a conference call and simultaneous Webcast today at 4:30 p.m. (EDT) to discuss these results. To participate in the call, investors should dial (800) 406-5356 (domestic) or (913) 981-5572 (international) ten minutes prior to the scheduled start of the call. The Webcast may be accessed via the Internet at www.websense.com/investors. An audio archive of the Webcast will be available on the company's Web site through June 30 and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 433143.

NON-GAAP FINANCIAL MEASURES

     This press release includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense has provided this measurement in press releases reporting financial performance, presently and in the past, because this measurement provides a consistent basis for understanding the company's sales activities in the current period. The company believes the billings


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WEBSENSE INC.
Q1 2003 EARNINGS RELEASE (PAGE 4)


measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings and deferred revenue for the first quarter of 2003 is set forth at the end of this press release.


ABOUT WEBSENSE INC.

     Websense Inc. (Nasdaq: WBSN) is the world's leading provider of employee Internet management solutions. Websense Enterprise software enables organizations to manage how employees use their computing resources, including Internet access, desktop applications and network bandwidth. These solutions help improve productivity and security, conserve information technology resources, and mitigate legal liability for our customers. Websense serves more than 18,500 customers worldwide, including many of the world's largest corporations. For more information, visit www.websense.com.


                                     # # #


This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense's results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, customer acceptance of the company's services, products and fee structures; the success of Websense's brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company's products; risks relating to intellectual property ownership; and the other risks and uncertainties described in Websense's public filings with the Securities and Exchange Commission, available at (http://www.sec.gov). Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.



                                Tables to follow


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                                 WEBSENSE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     Three Months Ended
                                             -----------------------------------
                                                March 31,            March 31,
                                                  2003                 2002
                                             --------------       --------------

Revenue                                      $       18,504       $       13,035

Cost of revenue                                       1,305                  933
                                             --------------       --------------

Gross margin                                         17,199               12,102

Operating expenses:
  Selling and marketing                               6,635                5,939
  Research and development                            3,218                2,307
  General and administrative                          1,544                1,667
  Amortization of stock-based compensation               43                  160
                                             --------------       --------------
    Total operating expenses                         11,440               10,073
                                             --------------       --------------
Income from operations                                5,759                2,029
Other income, net                                       675                  713
                                             --------------       --------------
Net income before income taxes                        6,434                2,742
Provision for income taxes                            2,574                   86
                                             --------------       --------------
Net income                                   $        3,860       $        2,656
                                             ==============       ==============

Basic net income per share                   $         0.18       $         0.13
                                             ==============       ==============
Diluted net income per share                 $         0.17       $         0.11
                                             ==============       ==============

Basic common shares                                  21,795               20,777
                                             ==============       ==============
Diluted common shares                                22,716               23,396
                                             ==============       ==============

FINANCIAL DATA:
Total deferred revenue                       $       64,863       $       46,272
                                             ==============       ==============


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                                 WEBSENSE, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                March 31,         December 31,
                                                  2003                2002
                                             --------------      --------------

ASSETS
Current assets:
  Cash and cash equivalents                  $       66,978      $       61,713
  Investments in marketable securities               84,245              78,753
  Accounts receivable, net                           15,944              19,840
  Deferred income taxes                               8,731               8,731
  Other current assets                                1,627               1,184
                                             --------------      --------------
    Total current assets                            177,525             170,221

Property and equipment, net                           2,985               2,967
Deferred income taxes, less current portion           6,701               6,701
Deposits and other assets                               249                 299

                                             --------------      --------------
TOTAL ASSETS                                 $      187,460      $      180,188
                                             ==============      ==============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $          796      $          761
  Accrued payroll and related benefits                4,124               3,627
  Other accrued expenses                              3,342               3,440
  Income taxes payable                                3,727                 970
  Deferred revenue, current portion                  47,640              46,964
                                             --------------      --------------
    Total current liabilities                        59,629              55,762


Deferred revenue, less current portion               17,223              17,715


STOCKHOLDERS' EQUITY:
  Common stock                                          218                 217
  Additional paid-in capital                        107,185             107,058
  Deferred compensation                                 (40)                (83)
  Retained earnings (deficit)                         2,903                (957)
  Accumulated other comprehensive income                342                 476
                                             --------------      --------------
    Total stockholders' equity                      110,608             106,711
                                             --------------      --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $      187,460      $      180,188
                                             ==============      ==============


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                                 WEBSENSE, INC.
                 RECONCILIATION OF BILLINGS TO DEFERRED REVENUE
                                 (IN THOUSANDS)



Deferred revenue balance December 31, 2002        $    64,679
Billings first quarter 2003                            18,688
Revenue recognized first quarter 2003                 (18,504)
                                                  -----------
Deferred revenue balance March 31, 2003           $    64,863
                                                  ===========